Exhibit 99.1

FMC Corporation
1735 Market Street Philadelphia, PA 19103
215.299.6000 phone
215.299.5998 fax

News Release	www.fmc.com
For Release: Immediate

Media contact: Jim Fitzwater – 215.299.6633
Investor relations contact: Brennen Arndt – 215.299.6266

FMC Corporation Announces First Quarter 2009 Results

•	First quarter earnings rise 3 percent to a record $1.22 per diluted share before restructuring and other income and charges

•	Full-year 2009 outlook revised to $4.40 to $4.80 per diluted share before restructuring and other income and charges

PHILADELPHIA, May 4, 2009 – FMC Corporation (NYSE: FMC) today reported net income of $69.1 million, or $0.94 per diluted share, in the first quarter of 2009, versus net income of $93.9 million, or $1.23 per diluted share, in the first quarter of 2008. Net income in the current quarter included restructuring and other income and charges of $20.2 million after-tax, or charges of $0.28 per diluted share, versus restructuring and other income and charges of $2.7 million after-tax, or a gain of $0.04 per diluted share, in the prior-year quarter. Excluding these items in both periods, the company earned $1.22 per diluted share in the current quarter, an increase of 3 percent versus $1.19 per diluted share in the first quarter of 2008. First quarter revenue of $690.5 million decreased 8 percent versus $750.2 million in the prior year.

William G. Walter, FMC chairman, president and chief executive officer, said, “In the first quarter, we delivered record earnings per share and met our expectations. Our strong results were achieved despite the impact of the global recession, which significantly reduced volumes across several of our businesses. Agricultural Products’ results were driven by strong performance in North America and Europe. Specialty Chemicals benefited from higher BioPolymer sales offset by lower lithium volumes. Industrial Chemicals’ performance directly reflected the impact of lower volumes across the segment.”

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Page 2/ FMC Corporation Announces First Quarter 2009 Results

Revenue in Agricultural Products of $261.4 million was 6 percent lower than the prior-year quarter, as sales gains in North America and Europe were more than offset by lower sales in Latin America, primarily Brazil. Segment earnings of $92.5 million increased 12 percent versus the year-ago quarter, reflecting stronger performance in North America and Europe coupled with favorable product and geographic mix, partially offset by lower performance in Brazil.

Revenue in Specialty Chemicals was $174.6 million, a decrease of 5 percent versus the prior-year quarter. Higher selling prices in BioPolymer were more than offset by lower volumes across lithium. Segment earnings of $38.1 million were 4 percent lower than the year-ago quarter, as lower lithium volumes more than offset strong commercial performance and favorable product mix in BioPolymer.

Revenue in Industrial Chemicals of $256.0 million declined 12 percent from the prior-year quarter, as higher selling prices across the segment were more than offset by volume declines and unfavorable currency translation. Segment earnings of $22.8 million were 36 percent lower than the year-ago quarter, as the lower volumes and higher raw material and energy costs more than offset higher selling prices.

Corporate expense was $11.3 million, as compared to $11.9 million in the prior-year quarter. Interest expense, net, was $7.0 million, down from $8.7 million in the year-ago quarter. On March 31, 2009, gross consolidated debt was $668.2 million, and debt, net of cash, was $613.3 million. For the quarter, depreciation and amortization was $30.3 million and capital expenditures were $31.0 million.

Outlook

Regarding the outlook for 2009, Walter said, “For the full year 2009, we have revised our outlook for earnings before restructuring and other income and charges to $4.40 to $4.80 per diluted share.

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Page 3/ FMC Corporation Announces First Quarter 2009 Results

“For the second quarter of 2009, we expect earnings before restructuring and other income and charges of $1.10 to $1.20 per diluted share. In Agricultural Products, we look for earnings growth in the mid-single digits driven by strong performance in North America, partially offset by less favorable agrochemical conditions in Brazil. In Specialty Chemicals, we expect earnings to be down 10-15 percent, as strong commercial performance in BioPolymer is more than offset by lower lithium end-use demand and the one-time impact of several plant outages. In Industrial Chemicals, earnings are expected to be down 40-50 percent, as higher selling prices across the segment are more than offset by lower volumes and higher raw material and energy costs.”

FMC will conduct its first quarter conference call and webcast at 11:00 a.m. ET on Tuesday, May 5, 2009. This event will be available live and as a replay on the web at http://www.fmc.com. Prior to the conference call, the company will also provide supplemental information on the web including its 2009 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs over 5,000 people throughout the world. The company operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2008 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31, (a)
	2009	2008
Revenue	$690.5	$750.2

Costs of sales and services	453.9	499.2
Selling, general and administrative expenses	80.1	83.7
Research and development expenses	20.0	21.8
Restructuring and other charges (income)	22.5	(8.3)

Total costs and expenses	576.5	596.4

Income from operations	114.0	153.8

Equity in (earnings) loss of affiliates	(1.7)	(0.3)
Interest expense, net	7.0	8.7

Income from continuing operations before income taxes	108.7	145.4

Provision (benefit) for income taxes	33.4	42.2

Income from continuing operations	75.3	103.2
Discontinued operations, net of income taxes	(4.4)	(6.4)

Net income	$70.9	$96.8

Less: Net income attributable to noncontrolling interests	1.8	2.9

Net income attributable to FMC stockholders	$69.1	$93.9

Amounts attributable to FMC stockholders:
Income from continuing operations, net of tax	$73.5	$100.3
Discontinued operations, net of tax	(4.4)	(6.4)

Net income	$69.1	$93.9

Basic earnings (loss) per common share attributable to FMC stockholders:
Income from continuing operations	$1.01	$1.34
Discontinued operations	(0.06)	(0.09)

Basic earnings per common share	$0.95	$1.25

Average number of shares used in basic earnings per share computations	72.3	74.6

Diluted earnings (loss) per common share attributable to FMC stockholders:
Income from continuing operations	$1.00	$1.31
Discontinued operations	(0.06)	(0.08)

Diluted earnings per common share	$0.94	$1.23

Average number of shares used in diluted earnings per share computations	73.4	76.6

Other Data:
Capital expenditures	$31.0	$32.6
Depreciation and amortization expense	$30.3	$31.0

(a)	On January 1, 2009, FMC adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” which changes the accounting and reporting for minority interests. The standard requires that minority interests be recharacterized as noncontrolling interests and that we present a consolidated net income that includes the amount attributable to the noncontrolling interests for all periods presented.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Revenue	$690.5	$750.2

Costs of sales and services	452.0	499.2
Selling, general and administrative expenses	80.1	83.7
Research and development expenses	20.0	21.8

Total costs and expenses	552.1	604.7

Income from operations	138.4	145.5

Equity in (earnings) loss of affiliates	(1.7)	(0.3)
Interest expense, net	7.0	8.7

Income from continuing operations before income taxes, excluding restructuring and other income and charges	133.1	137.1

Provision for income taxes	42.0	43.0

After-tax income from continuing operations, excluding restructuring and other income and charges	91.1	94.1

Less: Net income attributable to noncontrolling interests	1.8	2.9

After-tax income from continuing operations, excluding restructuring and other income and charges, attributable to FMC stockholders*	$89.3	$91.2

Basic after-tax income from continuing operations per share, excluding restructuring and other income and charges, attributable to FMC stockholders	$1.23	$1.22

Average number of shares used in basic after-tax income per share computations	72.3	74.6

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges, attributable to FMC stockholders	$1.22	$1.19

Average number of shares used in diluted after-tax income per share computations	73.4	76.6

*	The Company believes that the Non-GAAP financial measure “After-tax income from continuing operations, excluding restructuring and other income and charges, attributable to FMC stockholders,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other income and charges from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO AFTER-TAX INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Net income attributable to FMC stockholders (GAAP)	$69.1	$93.9
Discontinued operations, net of income taxes (a)	4.4	6.4
Restructuring and other (income) charges, net (b)	22.5	(8.3)
Purchase accounting inventory fair value impact (c)	1.9	—
Tax effect of restructuring and other (income) charges and purchase accounting inventory fair value impact	(7.7)	(0.8)
Tax adjustments (d)	(0.9)	—

After-tax income from continuing operations, excluding restructuring and other income and charges, attributable to FMC Stockholders (Non-GAAP)	$89.3	$91.2

Diluted earnings per common share (GAAP)	$0.94	$1.23
Discontinued operations per diluted share	0.06	0.08
Restructuring and other (income) charges, net per diluted share, before tax	0.31	(0.11)
Purchase accounting inventory fair value impact per diluted share, before tax	0.03	—
Tax effect of restructuring and other (income) charges and purchase accounting inventory fair value impact	(0.11)	(0.01)
Tax adjustments per diluted share	(0.01)	—

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges, attributable to FMC stockholders (Non-GAAP)	$1.22	$1.19

Average number of shares used in diluted after-tax income from continuing operations per share computations	73.4	76.6

(a)	Discontinued operations for the three months ended March 31, 2009 and 2008, respectively, primarily includes provisions for environmental liabilities and legal reserves and expenses related to previously discontinued operations.
(b)	2009

Restructuring and other charges (income) for the three months ended March 31, 2009 include charges related to the closure of our manufacturing operations at our Peroxygens facility in Santa Clara, Mexico, which is part of our Industrial Chemicals segment ($6.5 million) and our Bayport butyllithium facility which is part of our Specialty Chemicals segment ($4.1 million). We also incurred charges related to the realignment of our Alginates manufacturing operations in our Specialty Chemicals segment ($2.8 million). Additionally, remaining restructuring and other charges (income) for the three months ended March 31, 2009 primarily include severance charges in our Industrial Chemicals segment ($1.5 million), asset abandonment charges in our Agricultural Products segment and Industrial Chemicals segment ($2.5 million and $1.4 million, respectively), charges associated with further rights acquired from a collaboration and license agreement in our Agricultural Products segment ($1.0 million) and charges associated with continuing environmental sites as a Corporate charge ($1.2 million).

2008

Restructuring and other charges (income) for the three months ended March 31, 2008 include a net gain associated with the sale of our major research and development facility in Princeton, New Jersey ($29.6 million) and a gain associated with the sale of our sodium sulfate assets in Foret which is part of our Industrial Chemicals segment ($3.6 million). Primarily offsetting these gains were continued charges related to the closure of our Baltimore agricultural chemicals facility ($15.8 million), charges associated with continuing environmental sites as a Corporate charge ($4.9 million) and restructuring related severance charges in our Agricultural Products segment and Industrial Chemicals segment ($1.9 million and $1.1 million, respectively).

(c)	Charges related to amortization of the inventory fair value step-up resulting from the application of purchase accounting associated with the third quarter 2008 acquisition in our Specialty Chemicals segment and the first quarter 2009 acquisition in our Agricultural Products segment. On the condensed consolidated statements of operations these charges are included in “Costs of sales and services” for the three months ended March 31, 2009.
(d)	Tax adjustments for the three months ended March 31, 2009 are primarily related to reductions to our tax liabilities related to prior year tax matters.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended March 31,
	2009	2008
Revenue

Agricultural Products	$261.4	$277.5
Specialty Chemicals	174.6	183.7
Industrial Chemicals	256.0	290.4
Eliminations	(1.5)	(1.4)

Total	$690.5	$750.2

Income from continuing operations before income taxes

Agricultural Products	$92.5	$82.9
Specialty Chemicals	38.1	39.5
Industrial Chemicals	22.8	35.6
Eliminations	(0.2)	(0.2)

Segment operating profit	153.2	157.8
Corporate	(11.3)	(11.9)
Other income (expense), net	(3.6)	(3.0)

Operating profit from continuing operations before items noted below:	138.3	142.9

Restructuring and other income (charges), net (a)	(22.5)	8.3
Interest expense, net	(7.0)	(8.7)
Purchase accounting inventory fair value impact (b)	(1.9)	—
Provision for income taxes	(33.4)	(42.2)
Discontinued operations, net of income taxes	(4.4)	(6.4)

Net income attributable to FMC stockholders	$69.1	$93.9

(a)	Amounts for the three months ended March 31, 2009 related to Industrial Chemicals ($10.2 million), Agricultural Products ($4.3 million), Specialty Chemicals ($6.7 million) and Corporate ($1.3 million). Amounts for the three months ended March 31, 2008 related to Agricultural Products ($17.8 million), Industrial Chemicals ($1.8 million - gain), Specialty Chemicals ($0.3 million) and Corporate ($24.6 million - gain).

See Note (b) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

(b)	See Note (c) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges (Non-GAAP)” for further details on the components that make up this line item.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	March 31, 2009	December 31, 2008
Cash and cash equivalents	$54.9	$52.4
Trade receivables, net	724.8	687.7
Inventories	409.6	380.8
Other current assets	136.5	135.0
Deferred income taxes	155.1	176.9

Total current assets	1,480.9	1,432.8

Property, plant and equipment, net	915.6	939.2
Goodwill	194.9	197.0
Deferred income taxes	236.9	243.6
Other long - term assets	191.7	181.3

Total assets	$3,020.0	$2,993.9

Short - term debt	$48.5	$28.6
Current portion of long - term debt	1.9	2.1
Accounts payable, trade and other	305.4	372.3
Guarantees of vendor financing	23.7	20.3
Accrued pensions and other post-retirement benefits, current	10.2	10.2
Other current liabilities	333.0	325.6

Total current liabilities	722.7	759.1

Long-term debt	617.8	592.9
Long-term liabilities	671.8	675.5
Equity (a)	1,007.7	966.4

Total liabilities and equity	$3,020.0	$2,993.9

(a)	On January 1, 2009, FMC adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements” which changes the accounting and reporting for minority interests. The standard requires that minority interests be recharacterized as noncontrolling interests and classified as a component of equity.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2009	2008
Cash provided (required) by operating activities	$24.8	$(54.5)

Cash (required) by operating activities of discontinued operations	(9.6)	(11.9)

Cash provided (required) by investing activities:
Capital expenditures	(31.0)	(32.6)
Other investing activities	(13.4)	77.2

	(44.4)	44.6

Cash provided (required) by financing activities:
Net borrowings under committed credit facilities	41.0	58.0
Increase (decrease) in short-term debt	20.3	6.7
Proceeds from borrowings	11.8	—
Repayments of long-term debt	(23.1)	(7.4)
Distributions to noncontrolling interests	(8.4)	(5.7)
Dividends paid	(9.1)	(7.9)
Repurchases of common stock	(1.1)	(31.6)
Issuances of common stock, net	0.7	4.4

	32.1	16.5

Effect of exchange rate changes on cash	(0.4)	0.2

Increase (decrease) in cash and cash equivalents	2.5	(5.1)

Cash and cash equivalents, beginning of year	52.4	75.5

Cash and cash equivalents, end of period	$54.9	$70.4